FOR IMMEDIATE RELEASE

Contura Announces Third Quarter 2020 Results

•Reports net loss from continuing operations of $69 million for the third quarter 2020
•Posts Adjusted EBITDA(1) of $20 million for the third quarter 2020
•Continues strong cost management in all operating segments with historically low CAPP - Met costs
•Reduces long-term debt by approximately $31 million in the third quarter of 2020
•Introduces 2021 guidance

BRISTOL, Tenn., November 9, 2020 - Contura Energy, Inc. (NYSE: CTRA), a leading U.S. coal supplier, today reported results for the third quarter ending September 30, 2020.

	(millions, except per share)
	Three months ended
	Sept. 30, 2020	June 30, 2020	Sept. 30, 2019(2)
Net (loss) income(3)	$(68.6)	$(238.3)	$(43.6)
Net (loss) income(3) per diluted share	$(3.75)	$(13.02)	$(2.29)
Adjusted EBITDA(1)	$19.7	$16.9	$40.0
Operating cash flow(4)	$(5.9)	$79.0	$20.4
Capital expenditures	$(27.8)	$(41.5)	$60.3
Tons of coal sold	5.5	5.1	5.8
__________________________________

1. These are non-GAAP financial measures. A reconciliation of Net Income to Adjusted EBITDA is included in tables accompanying the financial schedules.
2. Excludes discontinued operations, except as noted.
3. From continuing operations. Second and third quarters 2020 no longer have discontinued operations.
4. Includes discontinued operations. Second and third quarters 2020 no longer have discontinued operations.

"Our third quarter results continued to highlight the discipline and safe, strategic performance of our operations team as we achieved the lowest full-quarter CAPP - Met cost per ton performance since the formation of our company," said chairman and chief executive officer, David Stetson. "As we introduce 2021 guidance, we expect our costs to remain very competitive at our recent levels while we tackle the continued softness in the met coal market and the many uncertainties facing the global economies."

Financial Performance

Contura reported a net loss from continuing operations of $68.6 million, or $3.75 per diluted share, for the third quarter 2020. In the second quarter 2020, the company had a net loss from continuing operations of $238.3 million or $13.02 diluted share, which included a non-cash asset impairment charge of $161.7 million.

Total Adjusted EBITDA was $20 million for the third quarter, compared with $17 million in the second quarter, primarily due to improved margins in the CAPP - Thermal and CAPP - Met segments.

Coal Revenues

	(millions)
	Three months ended
	Sept. 30, 2020	June 30, 2020
CAPP - Met	$295.4	$316.3
CAPP - Thermal	$39.8	$36.7
NAPP	$64.8	$57.5

CAPP - Met (excl. f&h)(1)	$245.6	$261.5
CAPP - Thermal (excl. f&h)(1)	$36.8	$32.1
NAPP (excl. f&h)(1)	$62.8	$52.0

Tons Sold	(millions)
	Three months ended
	Sept. 30, 2020	June 30, 2020
CAPP - Met	3.3	3.2
CAPP - Thermal	0.6	0.6
NAPP	1.6	1.3

__________________________________
1. Represents Non-GAAP coal revenues which is defined and reconciled under "Non-GAAP Financial Measures" and "Results of Operations."

The CAPP - Met revenue decline in the third quarter was driven by an approximately $8 per ton decline in price realizations relative to the second quarter. CAPP - Thermal revenues increased due to higher realized prices. Third quarter NAPP revenues increased as a result of higher volumes, while prices were in line with the prior quarter.

Coal Sales Realization(1)

	(per ton)
	Three months ended
	Sept. 30, 2020	June 30, 2020
CAPP - Met	$73.79	$81.61
CAPP - Thermal	$57.86	$49.52
NAPP	$40.01	$40.19
__________________________________
1. Represents Non-GAAP coal sales realization which is defined and reconciled under "Non-GAAP Financial Measures" and "Results of Operations."

Global metallurgical coal prices experienced continued softening in the quarter, which resulted in our average CAPP - Met coal sales realization declining 11 percent against the prior quarter to $73.79 per ton. While our 2020 domestic business continues to benefit from annual fixed price contracts, the lower third quarter realizations were primarily driven by our export business, where prices were soft during most of the quarter. The CAPP - Thermal segment experienced higher realization primarily due to improved customer mix.

Cost of Coal Sales

	(in millions, except per ton data)
	Three months ended
	Sept. 30, 2020	June 30, 2020
Cost of Coal Sales	$367.3	$383.3
Cost of Coal Sales (excl. f&h/idle)(1)	$305.6	$310.5

	(per ton)
CAPP - Met(1)	$66.49	$74.41
CAPP - Thermal(1)	$45.98	$45.38
NAPP(1)	$35.03	$32.98

__________________________________
1. Represents Non-GAAP cost of coal sales per ton which is defined and reconciled under "Non-GAAP Financial Measures" and "Results of Operations."

In the third quarter, the company reported its strongest full-quarter cost performance in the CAPP - Met segment since the company's 2016 formation, with CAPP - Met costs averaging $66.49 per ton in the third quarter. The second quarter cost of coal sales was $74.41 per ton, and excluding the impact of April furloughs, incremental one-time COVID-19 mitigation costs, and the partially offsetting benefit from an annual severance tax adjustment, the cost per ton was approximately $70 in the second quarter. The continued cost improvement trend that has been achieved in 2020 is driven by strong productivity growth, labor cost reductions instituted in the second quarter, and improved sourcing.

CAPP - Thermal also continued its impressive cost of coal sales performance, with third quarter cost of $45.98 per ton as compared to $45.38 for the prior quarter. NAPP cost of coal sales for the quarter was $35.03 per ton, up from $32.98 per ton in the second quarter.

Selling, general and administrative (SG&A) and depreciation, depletion and amortization (DD&A) expenses

	(millions)
	Three months ended
	Sept. 30, 2020	June 30, 2020
SG&A	$14.5	$12.0
Less: non-cash stock compensation and one-time expenses	$(1.0)	$(1.9)
Non-GAAP SG&A(1)	$13.5	$10.1

DD&A	$50.7	$49.3
__________________________________
1. Represents Non-GAAP SG&A which is defined under "Non-GAAP Financial Measures."

Contura's third quarter 2020 SG&A expenses were $13.5 million, excluding non-cash stock compensation expense and one-time expenses of $1.0 million, compared with $10.1 million in the prior quarter.

Liquidity and Capital Resources

"We continue to closely manage our cash priorities as prolonged pandemic uncertainty has created additional softness in both end-markets and pricing for our products. As such, we expect fourth quarter capex to come in around $20 million, and we remain focused on continuing the outstanding execution on costs that has allowed us to weather adverse market circumstances," said Andy Eidson, Contura's chief financial officer. "We continue to expect to receive the accelerated AMT tax refund of $66 million in the near term. Furthermore, we have filed an NOL carryback in which we claimed approximately $70 million in additional tax refunds. The claim is subject to an IRS audit and we hope to finalize the audit during 2021. All of these items factor into the total liquidity picture for the company, and our philosophy remains one of strategic cash preservation as we close out an unprecedented year and issue guidance and expectations for 2021."

Cash used by operating activities for the third quarter 2020 was $5.9 million and capital expenditures for the third quarter were $27.8 million. In the prior period, the cash provided by operating activities was $79.0 million and capital expenditures were $41.5 million. Contura continues to anticipate that capital expenditures for the full year 2020 will be in the range of $135 million to $140 million, with 2021 capital expenditures expected to be materially lower in the range of $80 million to $100 million.

As of September 30, 2020, Contura had $161.4 million in unrestricted cash and $180.0 million in restricted cash, deposits and investments. Total long-term debt, including the current portion of long-term debt as of September 30, 2020, was $597.5 million, down approximately $31 million from the prior quarter. At the end of the third quarter, the company had total liquidity of $161.4 million, including cash and cash equivalents of $161.4 million and no remaining unused availability under the Asset-Based Revolving Credit Facility (ABL). The future available capacity under the ABL is subject to inventory and accounts receivable collateral requirements and the achievement of certain financial ratios. As of September 30, 2020, the company had $18.4 million in borrowings and $122.4 million in letters of credit outstanding under the Asset-Based Revolving Credit Facility. In October, subsequent to the quarter close, the company repaid $15.0 million of borrowed principal under the ABL.

2021 Full-Year Guidance

The company is introducing 2021 guidance with coal shipments guidance range of 20.4 million tons to 22.2 million tons, with CAPP - Met segment volume expected to be between 13.5 million to 14.5 million tons with pure metallurgical coal shipments of 12.5 million to 13.0 million tons and thermal shipments in this segment of 1.0 million to 1.5 million tons. CAPP - Thermal segment volume is anticipated to be between 1.3 million tons to 1.7 million tons. NAPP volumes are expected to be in the range of 5.6 million tons to 6.0 million tons.

For 2021, Contura has committed and priced approximately 34% of its metallurgical coal within the CAPP - Met segment at an average price of $86.41 per ton and 72% of thermal coal in the CAPP - Met segment at an average expected price of $52.11 per ton. In the CAPP - Thermal segment the company is 99% committed and priced at an average price of $57.17 per ton and 100% committed and priced for NAPP at an average price of $40.43 per ton.

The company expects our strong cost performance to continue in 2021 with CAPP - Met cost of coal sales per ton anticipated at a range of $68.00 to $74.00. CAPP - Thermal is expected to be in the range of $45.00 to $49.00 per ton and NAPP between $33.00 and $37.00 per ton.

For 2021, the company expects its SG&A to be in the range of $45 million to $50 million, excluding non-recurring items and stock compensation. In light of our decision to forgo certain capital expenditures for NAPP, our overall 2021 capital expenditures guidance at a range of $80 million to $100 million is near the maintenance capital level. Depreciation, depletion and amortization is expected to be between $160 million and $175 million and cash interest expense in the range of $51 million and $55 million.

	2021 Guidance
in millions of tons	Low	High
Metallurgical	12.5	13.0
Thermal	1.0	1.5
CAPP - Metallurgical	13.5	14.5
CAPP - Thermal	1.3	1.7
NAPP	5.6	6.0
Total Shipments	20.4	22.2

Committed/Priced[1,2,3]	Committed	Average Price
Metallurgical	34%	$86.41
Thermal	72%	$52.11
CAPP - Metallurgical	37%	$80.52
CAPP - Thermal	99%	$57.17
NAPP	100%	$40.43

Committed/Unpriced[1,3]	Committed
Metallurgical	27%
Thermal	21%
CAPP - Metallurgical	27%
CAPP - Thermal	1%
NAPP	—%

Costs per ton[4]	Low	High
CAPP - Metallurgical	$68.00	$74.00
CAPP - Thermal	$45.00	$49.00
NAPP	$33.00	$37.00

In millions (except taxes)	Low	High
SG&A5	$45	$50
Idle Operations Expense	$27	$33
Cash Interest Expense	$51	$55
DD&A	$160	$175
Capital Expenditures	$80	$100
Tax Rate	—%	5%
Notes:
1.Based on committed and priced coal shipments as of October 27, 2020. Committed percentage based on the midpoint of shipment guidance range.
2.Actual average per-ton realizations on committed and priced tons recognized in future periods may vary based on actual freight expense in future periods relative to assumed freight expense embedded in projected average per-ton realizations.
3.Includes estimates of future coal shipments based upon contract terms and anticipated delivery schedules. Actual coal shipments may vary from these estimates.
4.Note: The Company is unable to present a quantitative reconciliation of its forward-looking non-GAAP cost of coal sales per ton sold financial measures to the most directly comparable GAAP measures without unreasonable efforts due to the inherent difficulty in forecasting and quantifying with reasonable accuracy significant items required for the reconciliation. The most directly comparable GAAP measure, GAAP cost of sales, is not accessible without unreasonable efforts on a forward- looking basis. The reconciling items include freight and handling costs, which are a component of GAAP cost of sales. Management is unable to predict without unreasonable efforts freight and handling costs due to uncertainty as to the end market and FOB point for uncommitted sales volumes and the final shipping point for export shipments. These amounts have historically varied and may continue to vary significantly from quarter to quarter and material changes to these items could have a significant effect on our future GAAP results.
5.Excludes expenses related to non-cash stock compensation and non-recurring business development expenses.

Operational and Strategic Update

With regard to the Cumberland Mine in Pennsylvania, the company is in active negotiations for the divestiture of the Cumberland property with a potential purchaser. No definitive agreement has been reached at this time, and there can be no assurances that any transaction will result from these negotiations or as to the terms, timing or approval of any such transaction that may be proposed. More information will be announced if an agreement is reached.

Contura has made significant progress in streamlining the enterprise portfolio and incrementally adjusting toward a simplified, more efficient group of mines and plants to better serve the production and sales needs of the company. "Through strategic decisions to idle certain thermal properties in the organization, and by carefully planning how and when to mine out of properties as they come to the end of their expected tenures, we have meaningfully improved both costs and operational efficiencies this year," said Jason Whitehead, Contura's chief operating officer. "As mines have come offline, we have been able to realign coal processing into fewer plants, redeploy equipment to other locations across the company, and plan for the best utilization of the newer, high-quality mines in our portfolio. We expect to continue building on this success through the fourth quarter and into 2021."

Conference Call

The company plans to hold a conference call regarding its third quarter 2020 results on November 9, 2020, at 10:00 a.m. Eastern time. The conference call will be available live on the investor section of the company’s website at https://investors.conturaenergy.com/investors. Analysts who would like to participate in the conference call should dial 866-270-1533 (domestic toll-free) or 412-317-0797 (international) approximately 15 minutes prior to the start of the call.

ABOUT CONTURA ENERGY

Contura Energy (NYSE: CTRA) is a Tennessee-based coal supplier with affiliate mining operations across major coal basins in Pennsylvania, Virginia and West Virginia. With customers across the globe, high-quality reserves and significant port capacity, Contura Energy reliably supplies metallurgical coal to produce steel. For more information, visit www.conturaenergy.com.

FORWARD-LOOKING STATEMENTS

This news release includes forward-looking statements. These forward-looking statements are based on Contura's expectations and beliefs concerning future events and involve risks and uncertainties that may cause actual results to differ materially from current expectations. These factors are difficult to predict accurately and may be beyond Contura’s control. Forward-looking statements in this news release or elsewhere speak only as of the date made. New uncertainties and risks arise from time to time, and it is impossible for Contura to predict these events or how they may affect Contura. Except as required by law, Contura has no duty to, and does not intend to, update or revise the forward-looking statements in this news release or elsewhere after the date this release is issued. In light of these risks and uncertainties, investors should keep in mind that results, events or developments discussed in any forward-looking statement made in this news release may not occur.

INVESTOR CONTACT
investorrelations@conturaenergy.com

Alex Rotonen, CFA
423.956.6882

MEDIA CONTACT
corporatecommunications@conturaenergy.com

Emily O’Quinn
423.573.0369

FINANCIAL TABLES FOLLOW

Non-GAAP Financial Measures

The discussion below contains “non-GAAP financial measures.” These are financial measures which either exclude or include amounts that are not excluded or included in the most directly comparable measures calculated and presented in accordance with generally accepted accounting principles in the United States (“U.S. GAAP” or “GAAP”). Specifically, we make use of the non-GAAP financial measures “Adjusted EBITDA,” “non-GAAP coal revenues,” “non-GAAP cost of coal sales,” and “Adjusted cost of produced coal sold.” We use Adjusted EBITDA to measure the operating performance of our segments and allocate resources to the segments. Adjusted EBITDA does not purport to be an alternative to net income (loss) as a measure of operating performance. We use non-GAAP coal revenues to present coal revenues generated, excluding freight and handling fulfillment revenues. Non-GAAP coal sales realization per ton for our operations is calculated as non-GAAP coal revenues divided by tons sold. We use non-GAAP cost of coal sales to adjust cost of coal sales to remove freight and handling costs, depreciation, depletion and amortization - production (excluding the depreciation, depletion and amortization related to selling, general and administrative functions), accretion on asset retirement obligations, amortization of acquired intangibles, net, idled and closed mine costs and coal inventory acquisition accounting impacts. Non-GAAP cost of coal sales per ton for our operations is calculated as non-GAAP cost of coal sales divided by tons sold. Non-GAAP coal margin per ton for our coal operations is calculated as non-GAAP coal sales realization per ton for our coal operations less non-GAAP cost of coal sales per ton for our coal operations. We also use Adjusted cost of produced coal sold to distinguish the cost of captive produced coal from the effects of purchased coal. The presentation of these measures should not be considered in isolation, or as a substitute for analysis of our results as reported under GAAP.

Management uses non-GAAP financial measures to supplement GAAP results to provide a more complete understanding of the factors and trends affecting the business than GAAP results alone. The definition of these non-GAAP measures may be changed periodically by management to adjust for significant items important to an understanding of operating trends and to adjust for items that may not reflect the trend of future results by excluding transactions that are not indicative of our core operating performance. Furthermore, analogous measures are used by industry analysts to evaluate the Company’s operating performance. Because not all companies use identical calculations, the presentations of these measures may not be comparable to other similarly titled measures of other companies and can differ significantly from company to company depending on long-term strategic decisions regarding capital structure, the tax jurisdictions in which companies operate, and capital investments.

Included below are reconciliations of non-GAAP financial measures to GAAP financial measures.

CONTURA ENERGY, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)
(Amounts in thousands, except share and per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Revenues:
Coal revenues	$399,954	$523,987	$1,278,935	$1,784,775
Other revenues	737	1,877	4,054	6,409
Total revenues	400,691	525,864	1,282,989	1,791,184
Costs and expenses:
Cost of coal sales (exclusive of items shown separately below)	367,277	467,658	1,148,416	1,480,098
Depreciation, depletion and amortization	50,739	60,842	154,466	184,927
Accretion on asset retirement obligations	9,127	6,846	23,806	19,925
Amortization of acquired intangibles, net	2,219	2,314	5,180	(4,712)
Asset impairment and restructuring	3,571	32	221,453	5,858
Selling, general and administrative expenses (exclusive of depreciation, depletion and amortization shown separately above)	14,501	17,387	42,010	53,121
Merger-related costs	—	68	—	1,055
Total other operating (income) loss:
Mark-to-market adjustment for acquisition-related obligations	3,624	(3,238)	(13,425)	(288)
Other (income) expense	(1,359)	166	(2,063)	(7,319)
Total costs and expenses	449,699	552,075	1,579,843	1,732,665
(Loss) income from operations	(49,008)	(26,211)	(296,854)	58,519
Other income (expense):
Interest expense	(18,389)	(18,847)	(54,808)	(50,079)
Interest income	378	1,763	6,889	5,584
Loss on modification and extinguishment of debt	—	—	—	(26,459)
Equity loss in affiliates	(1,295)	(1,845)	(3,085)	(4,804)
Miscellaneous loss, net	(368)	(1,523)	(1,088)	(2,912)
Total other expense, net	(19,674)	(20,452)	(52,092)	(78,670)
Loss from continuing operations before income taxes	(68,682)	(46,663)	(348,946)	(20,151)
Income tax benefit	45	3,102	2,200	8,880
Net loss from continuing operations	(68,637)	(43,561)	(346,746)	(11,271)
Discontinued operations:
Loss from discontinued operations before income taxes	—	(11,516)	—	(176,973)
Income tax (expense) benefit from discontinued operations	—	(13,455)	—	12,866
Loss from discontinued operations	—	(24,971)	—	(164,107)
Net loss	$(68,637)	$(68,532)	$(346,746)	$(175,378)

Basic loss per common share:

Loss from continuing operations	$(3.75)	$(2.29)	$(18.96)	$(0.59)
Loss from discontinued operations	—	(1.31)	—	(8.63)
Net loss	$(3.75)	$(3.60)	$(18.96)	$(9.22)

Diluted loss per common share
Loss from continuing operations	$(3.75)	$(2.29)	$(18.96)	$(0.59)
Loss from discontinued operations	—	(1.31)	—	(8.63)
Net loss	$(3.75)	$(3.60)	$(18.96)	$(9.22)

Weighted average shares – basic	18,319,947	19,025,462	18,290,346	19,014,974
Weighted average shares – diluted	18,319,947	19,025,462	18,290,346	19,014,974

CONTURA ENERGY, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)
(Amounts in thousands, except share and per share data)

	September 30, 2020	December 31, 2019
Assets
Current assets:
Cash and cash equivalents	$161,434	$212,793
Trade accounts receivable, net of allowance for doubtful accounts of $432 and $0 as of September 30, 2020 and December 31, 2019	179,671	244,666
Inventories, net	124,245	162,659
Prepaid expenses and other current assets	120,939	91,361
Total current assets	586,289	711,479
Property, plant, and equipment, net of accumulated depreciation and amortization of $395,397 and $314,276 as of September 30, 2020 and December 31, 2019	401,197	583,262
Owned and leased mineral rights, net of accumulated depletion and amortization of $40,623 and $27,877 as of September 30, 2020 and December 31, 2019	489,631	523,141
Other acquired intangibles, net of accumulated amortization of $38,806 and $32,686 as of September 30, 2020 and December 31, 2019	100,350	125,145
Long-term restricted cash	124,065	122,524
Deferred income taxes	—	33,065
Other non-current assets	221,591	204,207
Total assets	$1,923,123	$2,302,823
Liabilities and Stockholders’ Equity
Current liabilities:
Current portion of long-term debt	$44,864	$28,485
Trade accounts payable	75,836	98,746
Acquisition-related obligations – current	18,206	33,639
Accrued expenses and other current liabilities	153,372	154,282
Total current liabilities	292,278	315,152
Long-term debt	552,676	564,481
Acquisition-related obligations - long-term	19,286	46,259
Workers’ compensation and black lung obligations	263,517	260,778
Pension obligations	186,089	204,086
Asset retirement obligations	210,998	184,130
Deferred income taxes	368	422
Other non-current liabilities	54,943	31,393
Total liabilities	1,580,155	1,606,701
Commitments and Contingencies
Stockholders’ Equity
Preferred stock - par value $0.01, 5.0 million shares authorized, none issued	—	—
Common stock - par value $0.01, 50.0 million shares authorized, 20.6 million issued and 18.3 million outstanding at September 30, 2020 and 20.5 million issued and 18.2 million outstanding at December 31, 2019	206	205
Additional paid-in capital	778,728	775,707
Accumulated other comprehensive loss	(68,614)	(58,616)
Treasury stock, at cost: 2.3 million shares at September 30, 2020 and December 31, 2019	(106,976)	(107,984)
Retained (deficit) earnings	(260,376)	86,810
Total stockholders’ equity	342,968	696,122
Total liabilities and stockholders’ equity	$1,923,123	$2,302,823

CONTURA ENERGY, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)
(Amounts in thousands)

	Nine Months Ended September 30,
	2020	2019
Operating activities:
Net loss	$(346,746)	$(175,378)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation, depletion and amortization	154,466	330,840
Amortization of acquired intangibles, net	5,180	(4,712)
Accretion of acquisition-related obligations discount	2,882	4,367
Amortization of debt issuance costs and accretion of debt discount	11,087	10,446
Mark-to-market adjustment for acquisition-related obligations	(13,425)	(288)
(Gain) loss on disposal of assets	(2,179)	1,462
Gain on assets acquired in an exchange transaction	—	(9,083)
Loss on modification and extinguishment of debt	—	26,459
Asset impairment and restructuring	221,453	23,020
Accretion on asset retirement obligations	23,806	24,906
Employee benefit plans, net	15,135	14,513
Deferred income taxes	33,011	(22,021)
Stock-based compensation	4,200	7,512
Equity loss in affiliates	3,085	4,804
Other, net	(5,356)	351
Changes in operating assets and liabilities	(33,566)	(99,620)
Net cash provided by operating activities	73,033	137,578
Investing activities:
Capital expenditures	(118,896)	(144,183)
Proceeds on disposal of assets	3,131	1,170
Purchases of investment securities	(18,618)	(65,193)
Maturity of investment securities	12,678	50,775
Capital contributions to equity affiliates	(3,196)	(7,600)
Other, net	68	(2,548)
Net cash used in investing activities	(124,833)	(167,579)
Financing activities:
Proceeds from borrowings on debt	57,500	544,946
Principal repayments of debt	(43,364)	(551,405)
Principal repayments of notes payable	(14,951)	(14,054)
Principal repayments of financing lease obligations	(2,291)	(2,960)
Debt issuance costs	—	(6,104)
Common stock repurchases and related expenses	(171)	(35,485)
Other, net	—	952
Net cash used in financing activities	(3,277)	(64,110)
Net decrease in cash and cash equivalents and restricted cash	(55,077)	(94,111)
Cash and cash equivalents and restricted cash at beginning of period	347,680	477,246
Cash and cash equivalents and restricted cash at end of period	$292,603	$383,135

The following table provides a reconciliation of cash and cash equivalents and restricted cash reported within the Condensed Consolidated Balance Sheets that sum to the total of the same such amounts shown in the Condensed Consolidated Statements of Cash Flows.

	As of September 30,
	2020	2019
Cash and cash equivalents	$161,434	$152,638
Short-term restricted cash (included in prepaid expenses and other current assets)	7,104	21,456
Long-term restricted cash	124,065	209,041
Total cash and cash equivalents and restricted cash shown in the Condensed Consolidated Statements of Cash Flows	$292,603	$383,135

CONTURA ENERGY, INC. AND SUBSIDIARIES
ADJUSTED EBITDA RECONCILIATION
(Amounts in thousands)

	Three Months Ended			Nine Months Ended September 30,
	June 30, 2020	September 30, 2020	September 30, 2019	2020	2019
Net loss from continuing operations	$(238,301)	$(68,637)	$(43,561)	$(346,746)	$(11,271)
Interest expense	18,814	18,389	18,847	54,808	50,079
Interest income	(5,533)	(378)	(1,763)	(6,889)	(5,584)
Income tax expense (benefit)	33	(45)	(3,102)	(2,200)	(8,880)
Depreciation, depletion and amortization	49,262	50,739	60,842	154,466	184,927
Merger-related costs	—	—	68	—	1,055
Non-cash stock compensation expense	1,044	1,078	2,738	4,200	7,463
Mark-to-market adjustment - acquisition-related obligations	(2,052)	3,624	(3,238)	(13,425)	(288)
Accretion on asset retirement obligations	7,304	9,127	6,846	23,806	19,925
Loss on modification and extinguishment of debt	—	—	—	—	26,459
Asset impairment and restructuring (1)	184,173	3,571	32	221,453	5,858
Management restructuring costs (2)	—	—	—	947	—
Cost impact of coal inventory fair value adjustment (3)	—	—	—	—	8,209
Gain on assets acquired in an exchange transaction (4)	—	—	—	—	(9,083)
Loss on partial settlement of benefit obligations	63	—	—	1,230	—
Amortization of acquired intangibles, net	2,096	2,219	2,314	5,180	(4,712)
Adjusted EBITDA	$16,903	$19,687	$40,023	$96,830	$264,157
(1) Asset impairment and restructuring for the nine months ended September 30, 2020 includes long-lived asset impairments of $198,963 and restructuring expense of $22,490 as a result of weakened coal prices and the strategic actions with respect to two thermal coal mining complexes announced during the second quarter of 2020 and capital spending during the third quarter of 2020 at previously impaired locations requiring the impairment of certain additional assets not considered recoverable. Asset impairment for the nine months ended September 30, 2019 primarily related to the write-off of prepaid purchased coal from Blackjewel as a result of Blackjewel’s Chapter 11 bankruptcy filing on July 1, 2019.
(2) Management restructuring costs are related to severance expense associated with senior management changes during the three months ended March 31, 2020.
(3) The cost impact of the coal inventory fair value adjustment as a result of the Alpha Merger was completed during the three months ended June 30, 2019.
(4) During the nine months ended September 30, 2019, the Company entered into an exchange transaction which primarily included the release of the PRB overriding royalty interest owed to the Company in exchange for met coal reserves which resulted in a gain of $9,083.

CONTURA ENERGY, INC. AND SUBSIDIARIES
RESULTS OF OPERATIONS

	Three Months Ended June 30, 2020
(In thousands, except for per ton data)	CAPP - Met	CAPP - Thermal	NAPP	All Other	Consolidated
Coal revenues	$316,319	$36,720	$57,499	$76	$410,614
Less: Freight and handling fulfillment revenues	(54,852)	(4,634)	(5,492)	—	(64,978)
Non-GAAP Coal revenues	$261,467	$32,086	$52,007	$76	$345,636
Tons sold	3,204	648	1,294	1	5,147
Non-GAAP Coal sales realization per ton	$81.61	$49.52	$40.19	$76.00	$67.15

Cost of coal sales (exclusive of items shown separately below)	$297,169	$35,709	$48,732	$1,669	$383,279
Depreciation, depletion and amortization - production (1)	38,800	7,260	2,172	694	48,926
Accretion on asset retirement obligations	3,517	2,267	769	751	7,304
Amortization of acquired intangibles, net	2,759	(903)	215	25	2,096
Total Cost of coal sales	$342,245	$44,333	$51,888	$3,139	$441,605
Less: Freight and handling costs	(54,852)	(4,634)	(5,492)	—	(64,978)
Less: Depreciation, depletion and amortization - production (1)	(38,800)	(7,260)	(2,172)	(694)	(48,926)
Less: Accretion on asset retirement obligations	(3,517)	(2,267)	(769)	(751)	(7,304)
Less: Amortization of acquired intangibles, net	(2,759)	903	(215)	(25)	(2,096)
Less: Idled and closed mine costs	(3,906)	(1,670)	(566)	(1,669)	(7,811)
Non-GAAP Cost of coal sales	$238,411	$29,405	$42,674	$—	$310,490
Tons sold	3,204	648	1,294	1	5,147
Non-GAAP Cost of coal sales per ton	$74.41	$45.38	$32.98	$—	$60.32
(1) Depreciation, depletion and amortization - production excludes the depreciation, depletion and amortization related to selling, general and administrative functions.

	Three Months Ended June 30, 2020
(In thousands, except for per ton data)	CAPP - Met	CAPP - Thermal	NAPP	All Other	Consolidated
Coal revenues	$316,319	$36,720	$57,499	$76	$410,614
Less: Total Cost of coal sales (per table above)	(342,245)	(44,333)	(51,888)	(3,139)	(441,605)
GAAP Coal margin	$(25,926)	$(7,613)	$5,611	$(3,063)	$(30,991)
Tons sold	3,204	648	1,294	1	5,147
GAAP Coal margin per ton	$(8.09)	$(11.75)	$4.34	$(3,063.00)	$(6.02)

GAAP Coal margin	$(25,926)	$(7,613)	$5,611	$(3,063)	$(30,991)
Add: Depreciation, depletion and amortization - production (1)	38,800	7,260	2,172	694	48,926
Add: Accretion on asset retirement obligations	3,517	2,267	769	751	7,304
Add: Amortization of acquired intangibles, net	2,759	(903)	215	25	2,096
Add: Idled and closed mine costs	3,906	1,670	566	1,669	7,811
Non-GAAP Coal margin	$23,056	$2,681	$9,333	$76	$35,146
Tons sold	3,204	648	1,294	1	5,147
Non-GAAP Coal margin per ton	$7.20	$4.14	$7.21	$76.00	$6.83
(1) Depreciation, depletion and amortization - production excludes the depreciation, depletion and amortization related to selling, general and administrative functions.

	Three Months Ended September 30, 2020
(In thousands, except for per ton data)	CAPP - Met	CAPP - Thermal	NAPP	All Other	Consolidated
Coal revenues	$295,376	$39,813	$64,765	$—	$399,954
Less: Freight and handling fulfillment revenues	(49,742)	(3,015)	(1,947)	—	(54,704)
Non-GAAP Coal revenues	$245,634	$36,798	$62,818	$—	$345,250
Tons sold	3,329	636	1,570	—	5,535
Non-GAAP Coal sales realization per ton	$73.79	$57.86	$40.01	$—	$62.38

Cost of coal sales (exclusive of items shown separately below)	$276,170	$33,999	$57,661	$(553)	$367,277
Depreciation, depletion and amortization - production (1)	41,177	7,313	1,504	410	50,404
Accretion on asset retirement obligations	3,767	2,406	2,424	530	9,127
Amortization of acquired intangibles, net	2,535	(486)	145	25	2,219
Total Cost of coal sales	$323,649	$43,232	$61,734	$412	$429,027
Less: Freight and handling costs	(49,742)	(3,015)	(1,947)	—	(54,704)
Less: Depreciation, depletion and amortization - production (1)	(41,177)	(7,313)	(1,504)	(410)	(50,404)
Less: Accretion on asset retirement obligations	(3,767)	(2,406)	(2,424)	(530)	(9,127)
Less: Amortization of acquired intangibles, net	(2,535)	486	(145)	(25)	(2,219)
Less: Idled and closed mine costs	(5,091)	(1,742)	(713)	546	(7,000)
Non-GAAP Cost of coal sales	$221,337	$29,242	$55,001	$(7)	$305,573
Tons sold	3,329	636	1,570	—	5,535
Non-GAAP Cost of coal sales per ton	$66.49	$45.98	$35.03	$—	$55.21
(1) Depreciation, depletion and amortization - production excludes the depreciation, depletion and amortization related to selling, general and administrative functions.

	Three Months Ended September 30, 2020
(In thousands, except for per ton data)	CAPP - Met	CAPP - Thermal	NAPP	All Other	Consolidated
Coal revenues	$295,376	$39,813	$64,765	$—	$399,954
Less: Total Cost of coal sales (per table above)	(323,649)	(43,232)	(61,734)	(412)	(429,027)
GAAP Coal margin	$(28,273)	$(3,419)	$3,031	$(412)	$(29,073)
Tons sold	3,329	636	1,570	—	5,535
GAAP Coal margin per ton	$(8.49)	$(5.38)	$1.93	$—	$(5.25)

GAAP Coal margin	$(28,273)	$(3,419)	$3,031	$(412)	$(29,073)
Add: Depreciation, depletion and amortization - production (1)	41,177	7,313	1,504	410	50,404
Add: Accretion on asset retirement obligations	3,767	2,406	2,424	530	9,127
Add: Amortization of acquired intangibles, net	2,535	(486)	145	25	2,219
Add: Idled and closed mine costs	5,091	1,742	713	(546)	7,000
Non-GAAP Coal margin	$24,297	$7,556	$7,817	$7	$39,677
Tons sold	3,329	636	1,570	—	5,535
Non-GAAP Coal margin per ton	$7.30	$11.88	$4.98	$—	$7.17
(1) Depreciation, depletion and amortization - production excludes the depreciation, depletion and amortization related to selling, general and administrative functions.

	Three Months Ended September 30, 2019
(In thousands, except for per ton data)	CAPP - Met	CAPP - Thermal	NAPP	All Other	Consolidated
Coal revenues	$373,078	$80,174	$70,735	$—	$523,987
Less: Freight and handling fulfillment revenues	(50,100)	(9,869)	(2,961)	—	(62,930)
Non-GAAP Coal revenues	$322,978	$70,305	$67,774	$—	$461,057
Tons sold	2,981	1,144	1,640	—	5,765
Non-GAAP Coal sales realization per ton	$108.35	$61.46	$41.33	$—	$79.98

Cost of coal sales (exclusive of items shown separately below)	$312,369	$78,022	$75,571	$1,696	$467,658
Depreciation, depletion and amortization - production (1)	38,212	13,972	6,241	2,070	60,495
Accretion on asset retirement obligations	2,326	2,670	1,017	833	6,846
Amortization of acquired intangibles, net	4,765	(3,359)	908	—	2,314
Total Cost of coal sales	$357,672	$91,305	$83,737	$4,599	$537,313
Less: Freight and handling costs	(50,100)	(9,869)	(2,961)	—	(62,930)
Less: Depreciation, depletion and amortization - production (1)	(38,212)	(13,972)	(6,241)	(2,070)	(60,495)
Less: Accretion on asset retirement obligations	(2,326)	(2,670)	(1,017)	(833)	(6,846)
Less: Amortization of acquired intangibles, net	(4,765)	3,359	(908)	—	(2,314)
Less: Idled and closed mine costs	(1,956)	(458)	(659)	(1,696)	(4,769)
Non-GAAP Cost of coal sales	$260,313	$67,695	$71,951	$—	$399,959
Tons sold	2,981	1,144	1,640	—	5,765
Non-GAAP Cost of coal sales per ton	$87.32	$59.17	$43.87	$—	$69.38
(1) Depreciation, depletion and amortization - production excludes the depreciation, depletion and amortization related to selling, general and administrative functions.

	Three Months Ended September 30, 2019
(In thousands, except for per ton data)	CAPP - Met	CAPP - Thermal	NAPP	All Other	Consolidated
Coal revenues	$373,078	$80,174	$70,735	$—	$523,987
Less: Total Cost of coal sales (per table above)	(357,672)	(91,305)	(83,737)	(4,599)	(537,313)
GAAP Coal margin	$15,406	$(11,131)	$(13,002)	$(4,599)	$(13,326)
Tons sold	2,981	1,144	1,640	—	5,765
GAAP Coal margin per ton	$5.17	$(9.73)	$(7.93)	$—	$(2.31)

GAAP Coal margin	$15,406	$(11,131)	$(13,002)	$(4,599)	$(13,326)
Add: Depreciation, depletion and amortization - production (1)	38,212	13,972	6,241	2,070	60,495
Add: Accretion on asset retirement obligations	2,326	2,670	1,017	833	6,846
Add: Amortization of acquired intangibles, net	4,765	(3,359)	908	—	2,314
Add: Idled and closed mine costs	1,956	458	659	1,696	4,769
Non-GAAP Coal margin	$62,665	$2,610	$(4,177)	$—	$61,098
Tons sold	2,981	1,144	1,640	—	5,765
Non-GAAP Coal margin per ton	$21.03	$2.29	$(2.54)	$—	$10.60
(1) Depreciation, depletion and amortization - production excludes the depreciation, depletion and amortization related to selling, general and administrative functions.

	Nine Months Ended September 30, 2020
(In thousands, except for per ton data)	CAPP - Met	CAPP - Thermal	NAPP	All Other	Consolidated
Coal revenues	$974,098	$115,276	$189,171	$390	$1,278,935
Less: Freight and handling fulfillment revenues	(158,258)	(11,392)	(9,785)	—	(179,435)
Non-GAAP Coal revenues	$815,840	$103,884	$179,386	$390	$1,099,500
Tons sold	9,860	1,901	4,372	6	16,139
Non-GAAP Coal sales realization per ton	$82.74	$54.65	$41.03	$65.00	$68.13

Cost of coal sales (exclusive of items shown separately below)	$866,311	$108,190	$169,406	$4,509	$1,148,416
Depreciation, depletion and amortization - production (1)	121,699	19,422	10,525	1,795	153,441
Accretion on asset retirement obligations	10,786	7,025	3,963	2,032	23,806
Amortization of acquired intangibles, net	7,875	(3,484)	714	75	5,180
Total Cost of coal sales	$1,006,671	$131,153	$184,608	$8,411	$1,330,843
Less: Freight and handling costs	(158,258)	(11,392)	(9,785)	—	(179,435)
Less: Depreciation, depletion and amortization - production (1)	(121,699)	(19,422)	(10,525)	(1,795)	(153,441)
Less: Accretion on asset retirement obligations	(10,786)	(7,025)	(3,963)	(2,032)	(23,806)
Less: Amortization of acquired intangibles, net	(7,875)	3,484	(714)	(75)	(5,180)
Less: Idled and closed mine costs	(13,191)	(5,432)	(2,104)	(4,202)	(24,929)
Non-GAAP Cost of coal sales	$694,862	$91,366	$157,517	$307	$944,052
Tons sold	9,860	1,901	4,372	6	16,139
Non-GAAP Cost of coal sales per ton	$70.47	$48.06	$36.03	$51.17	$58.50
(1) Depreciation, depletion and amortization - production excludes the depreciation, depletion and amortization related to selling, general and administrative functions.

	Nine Months Ended September 30, 2020
(In thousands, except for per ton data)	CAPP - Met	CAPP - Thermal	NAPP	All Other	Consolidated
Coal revenues	$974,098	$115,276	$189,171	$390	$1,278,935
Less: Total Cost of coal sales (per table above)	(1,006,671)	(131,153)	(184,608)	(8,411)	(1,330,843)
GAAP Coal margin	$(32,573)	$(15,877)	$4,563	$(8,021)	$(51,908)
Tons sold	9,860	1,901	4,372	6	16,139
GAAP Coal margin per ton	$(3.30)	$(8.35)	$1.04	$(1,336.83)	$(3.22)

GAAP Coal margin	$(32,573)	$(15,877)	$4,563	$(8,021)	$(51,908)
Add: Depreciation, depletion and amortization - production (1)	121,699	19,422	10,525	1,795	153,441
Add: Accretion on asset retirement obligations	10,786	7,025	3,963	2,032	23,806
Add: Amortization of acquired intangibles, net	7,875	(3,484)	714	75	5,180
Add: Idled and closed mine costs	13,191	5,432	2,104	4,202	24,929
Non-GAAP Coal margin	$120,978	$12,518	$21,869	$83	$155,448
Tons sold	9,860	1,901	4,372	6	16,139
Non-GAAP Coal margin per ton	$12.27	$6.59	$5.00	$13.83	$9.63
(1) Depreciation, depletion and amortization - production excludes the depreciation, depletion and amortization related to selling, general and administrative functions.

	Nine Months Ended September 30, 2019
(In thousands, except for per ton data)	CAPP - Met	CAPP - Thermal	NAPP	All Other	Consolidated
Coal revenues	$1,339,663	$224,814	$220,298	$—	$1,784,775
Less: Freight and handling fulfillment revenues	(182,729)	(23,683)	(5,430)	—	(211,842)
Non-GAAP Coal revenues	$1,156,934	$201,131	$214,868	$—	$1,572,933
Tons sold	9,653	3,325	5,039	—	18,017
Non-GAAP Coal sales realization per ton	$119.85	$60.49	$42.64	$—	$87.30

Cost of coal sales (exclusive of items shown separately below)	$1,057,988	$218,667	$199,566	$3,877	$1,480,098
Depreciation, depletion and amortization - production (1)	113,714	44,586	19,390	6,190	183,880
Accretion on asset retirement obligations	6,986	7,401	3,050	2,488	19,925
Amortization of acquired intangibles, net	5,816	(12,142)	1,614	—	(4,712)
Total Cost of coal sales	$1,184,504	$258,512	$223,620	$12,555	$1,679,191
Less: Freight and handling costs	(182,729)	(23,683)	(5,430)	—	(211,842)
Less: Depreciation, depletion and amortization - production (1)	(113,714)	(44,586)	(19,390)	(6,190)	(183,880)
Less: Accretion on asset retirement obligations	(6,986)	(7,401)	(3,050)	(2,488)	(19,925)
Less: Amortization of acquired intangibles, net	(5,816)	12,142	(1,614)	—	4,712
Less: Idled and closed mine costs	(5,942)	(1,442)	(2,222)	(3,877)	(13,483)
Less: Cost impact of coal inventory fair value adjustment (2)	(4,751)	(3,458)	—	—	(8,209)
Non-GAAP Cost of coal sales	$864,566	$190,084	$191,914	$—	$1,246,564
Tons sold	9,653	3,325	5,039	—	18,017
Non-GAAP Cost of coal sales per ton	$89.56	$57.17	$38.09	$—	$69.19
(1) Depreciation, depletion and amortization - production excludes the depreciation, depletion and amortization related to selling, general and administrative functions.
(2) The cost impact of the coal inventory fair value adjustment as a result of the Alpha Merger was completed during the three months ended June 30, 2019.

	Nine Months Ended September 30, 2019
(In thousands, except for per ton data)	CAPP - Met	CAPP - Thermal	NAPP	All Other	Consolidated
Coal revenues	$1,339,663	$224,814	$220,298	$—	$1,784,775
Less: Total Cost of coal sales (per table above)	(1,184,504)	(258,512)	(223,620)	(12,555)	(1,679,191)
GAAP Coal margin	$155,159	$(33,698)	$(3,322)	$(12,555)	$105,584
Tons sold	9,653	3,325	5,039	—	18,017
GAAP Coal margin per ton	$16.07	$(10.13)	$(0.66)	$—	$5.86

GAAP Coal margin	$155,159	$(33,698)	$(3,322)	$(12,555)	$105,584
Add: Depreciation, depletion and amortization - production (1)	113,714	44,586	19,390	6,190	183,880
Add: Accretion on asset retirement obligations	6,986	7,401	3,050	2,488	19,925
Add: Amortization of acquired intangibles, net	5,816	(12,142)	1,614	—	(4,712)
Add: Idled and closed mine costs	5,942	1,442	2,222	3,877	13,483
Add: Cost impact of coal inventory fair value adjustment (2)	4,751	3,458	—	—	8,209
Non-GAAP Coal margin	$292,368	$11,047	$22,954	$—	$326,369
Tons sold	9,653	3,325	5,039	—	18,017
Non-GAAP Coal margin per ton	$30.29	$3.32	$4.55	$—	$18.11
(1) Depreciation, depletion and amortization - production excludes the depreciation, depletion and amortization related to selling, general and administrative functions.
(2) The cost impact of the coal inventory fair value adjustment as a result of the Alpha Merger was completed during the three months ended June 30, 2019.

	Three Months Ended June 30, 2020
(In thousands, except for per ton data)	CAPP - Met	CAPP - Thermal	NAPP	All Other	Consolidated
Non-GAAP Cost of coal sales	$238,411	$29,405	$42,674	$—	$310,490
Less: cost of purchased coal sold	(22,932)	(9)	—	—	(22,941)
Adjusted cost of produced coal sold	$215,479	$29,396	$42,674	$—	$287,549
Produced tons sold	2,896	647	1,294	1	4,838
Adjusted cost of produced coal sold per ton (1)	$74.41	$45.43	$32.98	$—	$59.44
(1) Cost of produced coal sold per ton for our operations is calculated as non-GAAP cost of produced coal sold divided by produced tons sold.

	Three Months Ended September 30, 2020
(In thousands, except for per ton data)	CAPP - Met	CAPP - Thermal	NAPP	All Other	Consolidated
Non-GAAP Cost of coal sales	$221,337	$29,242	$55,001	$(7)	$305,573
Less: cost of purchased coal sold	(12,511)	70	—	—	(12,441)
Adjusted cost of produced coal sold	$208,826	$29,312	$55,001	$(7)	$293,132
Produced tons sold	3,142	636	1,570	—	5,348
Adjusted cost of produced coal sold per ton (1)	$66.46	$46.09	$35.03	$—	$54.81
(1) Cost of produced coal sold per ton for our operations is calculated as non-GAAP cost of produced coal sold divided by produced tons sold.

	Three Months Ended September 30, 2019
(In thousands, except for per ton data)	CAPP - Met	CAPP - Thermal	NAPP	All Other	Consolidated
Non-GAAP Cost of coal sales	$260,313	$67,695	$71,951	$—	$399,959
Less: cost of purchased coal sold	(47,731)	(1,050)	—	—	(48,781)
Adjusted cost of produced coal sold	$212,582	$66,645	$71,951	$—	$351,178
Produced tons sold	2,558	1,127	1,640	—	5,325
Adjusted cost of produced coal sold per ton (1)	$83.10	$59.13	$43.87	$—	$65.95
(1) Cost of produced coal sold per ton for our operations is calculated as non-GAAP cost of produced coal sold divided by produced tons sold.

	Nine Months Ended September 30, 2020
(In thousands, except for per ton data)	CAPP - Met	CAPP - Thermal	NAPP	All Other	Consolidated
Non-GAAP Cost of coal sales	$694,862	$91,366	$157,517	$307	$944,052
Less: cost of purchased coal sold	(65,777)	(832)	—	—	(66,609)
Adjusted cost of produced coal sold	$629,085	$90,534	$157,517	$307	$877,443
Produced tons sold	9,002	1,887	4,372	6	15,267
Adjusted cost of produced coal sold per ton (1)	$69.88	$47.98	$36.03	$51.17	$57.47
(1) Cost of produced coal sold per ton for our operations is calculated as non-GAAP cost of produced coal sold divided by produced tons sold.

	Nine Months Ended September 30, 2019
(In thousands, except for per ton data)	CAPP - Met	CAPP - Thermal	NAPP	All Other	Consolidated
Non-GAAP Cost of coal sales	$864,566	$190,084	$191,914	$—	$1,246,564
Less: cost of purchased coal sold	(194,590)	(6,378)	—	—	(200,968)
Adjusted cost of produced coal sold	$669,976	$183,706	$191,914	$—	$1,045,596
Produced tons sold	7,948	3,215	5,039	—	16,202
Adjusted cost of produced coal sold per ton (1)	$84.29	$57.14	$38.09	$—	$64.53
(1) Cost of produced coal sold per ton for our operations is calculated as non-GAAP cost of produced coal sold divided by produced tons sold.